Exhibit 10.2
(English Translation)

Contract to Guarantee

Contract No:  DLDB4BL01001001WT

Guarantee (Party A) : Dalian Heavy Mining Equipment Manufacturing  Co, Ltd.

Guarantor (Party B) : Dalian Union-Chuangye Bonding Company Co, Ltd.

This contract is hereby entered by and between parties in conformity of <<Property Law of People’s Republic of Law>> , <<Guarantee Law of People’s Republic of China>> and the other relevant law and regulations :

Party A:  Dalian Heavy Mining Equipment Manufacturing Co, Ltd.

Address: 26 Gaoneng Street, Dalian High-Tech Technical and Industrial Garden

Corporate Representative: Wang, Lixin

Tel:        84799489         Fax: 84799491      Zip Code             116085

Authorized Agent          Yang, Linqiang

Party B:   Dalian Union-Chuangye Bonding Co, Ltd.

Address: 35 Qixianlin Huopei Road, Room 301, Dalian High-Tech Technical and Industrial Garden

Corporate Representative:  Wang, Feng

Tel: 82307069                         Fax: 82310155               Zip Code                 116001

Authorized Agent Yu, Miao

Whereas:

1.
Party A  has entered with Shanghai Pudong Development Bank Co, Ltd., Dalian Branch (hereafter “Creditor”) a <<Short Term Loan Agreement>> (hereafter “Main Contract”), loan amount (in Chinese Capital) : RMB Twelve Million, term of loan : from October 12, 2010 To January 11, 2011

2.
Party A requests Party B to provide guarantee in the amount of (In Chinese Capital) RMB Twelve Million for Party A’s performance in the Main Contract, and Party B agrees to provide such guarantee , and hereby entered into this contract with Party A.

3.	Both parties agree to sign this contract in order to define rights and duties of either party and perform accordingly.

Chapter One      Definition

Article One        Unless specified otherwise in the context, the terms in this contract shall be defined as  below:

Guarantee	means Party B provides guarantee to the Creditor for Party A to perform its duties under the Main Contract

Contract of Guarantee          means the Contract of Guarantee signed by and between Party B and the Creditor

Proposal	means the Loan applied by Party A from the Creditor (loan/Acceptance/Consolidated Credit/Performance Bond and etc.)

Article Two        Unless specified in the context, the following terms and phrases shall be referring to as below:

       (One)                   Whenever “Person” is mentioned, it refers to any natural person, corporate, partnership, joint venture, institution or any other legal entity or government agency or office;

(Two)                  Whenever “register” is mentioned, it refers to any signing, registering, approving, recording, noting, evaluating, notifying and any other activities;

(Three)               Whenever any “document” (including this contract) is mentioned, it shall include any modification, supplemental, replacement or renewal, unless any modification, supplemental, replacement or renewal made in violation of this contract.

Chapter Two     Premised Condition

Article Three     Only the following premised conditions are satisfied by Party A shall Party B agrees to provide guarantee and sign the Contract of Guarantee:

(One)                  fees specified in (Four) of this article are paid;

(Two)                  counter-guarantee performed in conformity with (Five) of this article and all the necessary registry procedure finished, giving legal effect to such counter-guarantee performance.

Article Four       Party A agrees to pay the following fees:

(One)                   Evaluation Fee : RMB (in Chinese Capital) _________yuan

(Two)                  Guarantee Fee:    RMB (in Chinese Capital) Three Sixty Thousand yuan

(Three)               Performance Bond: RMB (in Chinese Capital) One Million and Twenty Thousand yuan, If Party A has performed the Main Contract without any breaches by which Party B is not required to perform its duty of guarantee for any reason, at the end of the performance to the Main Contract, Party B shall return Party A the Performance Bond in full amount.

Party B shall hereby waive its right to claim any interest acurred from the aforementioned Performance Bond.

Article Five              Party A agrees to provide the following counter-guarantee measures which are subject to Party B’s auditing and accounting.

1.	10% Performance Bond

2.
The employees of Dalian Heavy Mining Equipment Manufacturing Co., Ltd. shall provide 17 apartments (total area 1221.17 Square Meters and approximate RMB 10 million in total value) as the collateral for counter-guarantee (please see List for details) and shall record such collateral.

3.	Wang, Lixin shall provide his shares of Dalian Heavy Mining Equipment Manufacturing Co, Ltd. equivalent to RMB 1,400,000 as the collateral for counter-guarantee and shall record such collateral.

4.	Wang, Pei Li shall provide her shares of Dalian Heavy Mining Equipment Manufacturing Co, Ltd. equivalent to RMB 3,600,000 as the collateral for counter-guarantee and shall record such collateral.

5.	The couple of Wang, Lixin, acted as the corporate representatives, agree to be held joint and several liabilities under the duty of counter-guarantee.

6.	Third Party Xia, Feng He , a natural person, agrees to be held joint and several liability under the duty of counter-guarantee

Article Six               In any following events, Party A shall have performed Article Three prior to Party B’s signature to the Contract of Guarantee , otherwise, Party B shall have right of refusal to sign the Contract of Guarantee.

(One)         Before Party A performed its duties of counter-guarantee specified in Article Five, Party B has issued Guarantee Letter of Intent to the Creditor for Party A’s proposal;

(Two)        Party A’s proposed loan application is approved by the Creditor

Article Seven

If Party B has signed the Contract of Guarantee before Party A satisfies the requirements of Article Three due to the registering procedure of the mortgage, the collateral and notary public, Party B shall have right to add clause in the Contract of Guarantee requiring the Creditor to distribute loan to Party A upon the receipt of Party B’s Notice of Loan.  If the Creditor disagrees to such clause, Party A agrees to transmit the loan from the Creditor to the account of Party B for custody (the promissory note issued by the Creditor shall be endorsed and negotiated to Party B )while making its best effort to perform whatever specified in the Article Three. Unless such performance is completed, Party B is obligated to transfer the proposed amount and/or draft to Party A.  During the custody, Party A has no right to the use of loan and shall bear all the loan interest and fees at its own expense.

Within one month of the loan distribution or draft, if Party A still stays behind the performance specified in the Article Three, Party B shall have right to withdraw the aforementioned loan or deposit the custodial draft for the purpose of repayment and/or acceptance or any other responsibilities, with the insufficient funded by Party A.

Article Eight          If Party A fails to obtain the loan approval from the Creditor, Party B shall return the advanced Guarantee Fee and Performance Bond, but not Evaluation Fee.

After the loan approval is granted, if Party A voluntarily withdraws the proposed loan and/or acceptance application, or fails to perform in conformity of Article Three, resulting in Party B’s incapability of providing counter-guarantee, Party B shall have right to retain the advanced Evaluation Fee, Guarantee Fee and Performance Bond.

Article Nine             In any event the following occurrence shall neither effect nor release the duties of Party A or rights of Party B in this contract, unless the law specifies otherwise or a pre-approval is granted by Party B:

(One)
Any invalidation, recession, impossibility or impracticability of performance or any other defects of any Main Contract, Contract of Guarantee, this contract or any other document and its pertaining guarantee;

(Two)	Any modification, change or transfer of any Main Contract, Contract of Guarantee, this contract or any document and its pertaining guarantee;

(Three)
Any Party A or the other party’s wind-up, dissolution, restructure, reorganization, restriction by law , incapability of repayment, removal from office or insufficient authorization, change of structure, change or loss of corporate status;

(Four)	Any change, merger, acquisition or separation to the business, assets, capital structure or formation of Party A or Party B;

(Five)	Any or partial omission to Party B’ claim or demand in the proceeding of dissolution, bankruptcy or liquidation of Party A;

(Six)	Force Majors in any circumstance or change of circumstance;

(Seven)	any other event, provision, act or omission to act by which the duties of Party A under this contract shall be reduced or released unless this provision.

Chapter Three   Guarantee

Article Ten        The term of guarantee provided by Party B is TWO YEARS after the end of performance to the Main Contract.

Article Eleven                  The form of liability under Part B’s guarantee or Party B’s Letter of Guarantee is JOINT AND SEVERAL (the specified liability of guarantee shall be referred to the Contract of Guarantee or the Letter of Guarantee by Party B).

Article Twelve                  The liability of guarantee by Party B shall be periodically reduced to completely released according to Party A’s performance of Main Contract or Party B’s commitment to the guarantee.

Chapter Four           Statement and Commitment

Article Thirteen  Statement of Party A to Party B is below :

(One)	Party A possesses the legal capability to act to sign and perform this contract with independence responsibility.

(Two)	Party A enters this contract at its will. Any agreement by Party A to this contract is genuine.

(Three)	The necessary authorization or approval pertaining to this contract signed by Party A is obtained and valid;

(Four)	The fact that Party A and B sign and perform this contract does not and will not violate any of the following:

(1)	any applicable law ;

(2)	any authorization;

(3)	any agreement, contract or arrangement to which Party A or B is a party;

(4)	Any provision of shareholder agreement, joint venture agreement, article of association or organizing documents of Party A or B.

(Five)
To Party A’s knowledge, none of action or claim against Party A, which shall effect Party A’s financial status or performing capacity to this contract, is in the proceeding in any court, arbitration body or government authority;

(Six)	Party A has duty to provide any document capable of identifying Party A and information certifying Party A’ ability of repayment.

(Seven)
Any document, chart or statement provided by Party A and pertaining to this contract shall be legal, true, accurate and complete. Except for the prior written disclosure to Party B, Party A does not withhold any information pertaining to major debt (including existing debt), fundamental breach or any other which shall affect its assets.

Article Fourteen             Commitment of Party A to Party B is:

                (One)             to provide Party B with any documents or background information pertaining to this guarantee in an immediate, accurate and full manner;

                (Two)             to submit at least on monthly basis or at any time upon the request of Party B any reports or the other documents truly reflecting its general financial status.

                (Three)  to accept Party B’s monitor of its capital , assets, business and the others without building any barrier to such monitor;

(Four)                 to direct the use of fund in conformity with terms and condition of the Main Contract and not to other use other than this.

(Five)                  to unconditionally allow persons sent by Party B to fully monitor its use of capital and performance under the Main Contract, and to provide access to such monitor for convenience , with the cost and expense on Party A;

(Six)                     to inform Party B of any major change of Party A regarding to  the transfer of share, restructure, merge and acquisition, division, reformation, joint venture, partnership, association, contract, lease, scope of business or registered capital, with a 30 days written notice.

(Seven)               to inform Party B any closure, solvency, declared bankruptcy, dissolution, suspension or invalidity of business license, deterioration of financial status, court (arbitration) proceeding of major monetary disputes, provisional or permanent restraint on major property of Party A, by a written notice immediately within 3 business days of such occurrence.

Article Fifthteen      Party A hereby is committed not to engage in the following activities, within the term of this contract, unless a written approval is obtained from Party B with the accompanied conditions satisfied:

(One)                  apply new loan or any other significant management decision which shall have potential effect on the benefit of Party B or resulted in the liability of Party B;

(Two)                   place lien, mortgage or any other security interest on its assets (including but not limited to the right of land use, real estate, equipment, and inventory), or provide guarantee, or rent, sell, repetitively mortgage, repetitively pledge, repay or donate its whole or partial property;

(Three)                act or fail to act so that the value of its property shall be increased but fail to increase or shall not be decreased but is decreased, whereby it is incapable of any liability or responsibility;

(Four)                 act in any other manners by which Party B is reasonably convinced shall damage the interest of Party B.

Chapter Five                      Breach of Contract

Article Sixteen        Within the valid term of this contract, any party’s incomplete performance of the Main Contract or this contract shall constitute a breach of this contract, the breaching party shall be held liable to the other under this contract.

Article Seventeen  Any Party A’s breach shall result in the following liability:

(One)                  If Party A fails to submit the monthly financial report to Party B as required by this contract, Party B shall be entitle to a liquidated damage equivalent to 10% of the Performance Bond for each breach;

(Two)                  If Party A fails to cooperate with Party B for audit (specified in Article Five), Party B shall be entitle to a liquidate damage equivalent to 50% of the Performance Bond for each breach;

(Three)                If Party A fails to perform the contract completely (including but not limited to late repayment of the principle or interest of proposal), which is to result in possible guarantee liability of Party B, Party B shall have right to receive a liquidate damage equivalent to 5/10,000 of the amount of late repayment for each day of such breach;

(Four)                 If Party A violates the provision of the Main Contract or any other, which is to result in possible guarantee liability of Party B, Party B shall have right to withhold the entire advanced Performance Bond. In the same time, Party A shall not only continue its performance, it shall also compensate:

(1)                        the amount that Party B has paid to the Creditor based on its guarantee commitment and any other amount that Party B is entitled to due to its payment to the Creditor on behalf of Party A (including but not limited to liquidated damage, damage, interest, penalty interest, commission, fees and charges);

(2)                        any loss of interest to Party B caused by Party B’s advanced payment based on its commitment of guarantee and any other economic loss;

(3)                        any cost and expense incurred during the legal proceeding of Party B  in pursuance of repayment (including but not limited to any court or arbitration fee, attorney fee, enforcement fee, evaluation fee, assessment fee, auction fee, registration fee, transfer fee, custodial fee, procedure fee and the relevant expense of board and accommodation )

(4)                        Any other cost and expense according to the valid contract, agreement or applicable law and regulation.

(Five)                  If any following event of Party A occurs, Party B shall require Party A to provide a counter-guarantee equivalent to the unperformed debt of the Main Contract within 7 working days after it receives a written notice of Party B. Party B shall also have right to act early as specified by the Article Five of this contract, or early deposes of any other property of Party A, or use the custodial asset to repay the debt under the Main Contract(including Performance Bond), or submit to escrow authority. Any other resulting loss of Party B shall be compensated by Party A as well;

(1)                        breach or delay to perform any duties of the Main Contract or this Contract ;

(2)                        loss of business for three consecutive month;

(3)                        late repayment to other bank’s loan;

(4)                        proceeding of action(arbitration)

(5)                        Any other occurrence of anticipatory breach.

(Six)                     In any event that Party A breaches contract, Party B shall have right to cease guarantee , as well to demand the creditor to cease distributing the proposed loan or early retrieve the distributed loan. Party B shall have right to demand the opening bank of Party A to deduct the corresponding amount from Party A’s saving account to repay the debt.  In the same time, the advanced guarantee fee and evaluation fee is un-refundable. Any unpaid expense shall still be payable in conformity with this contract. Party A shall also be liable for liquidated damage equivalent to 50% of agreed amount of Article Four, payable to Party B;

(Seven)               When Party A breaches contract, the payable amount of liquidate damage and damage is independently computed but accumulatable. Party B shall have right to withdraw the accumulated amount from the Performance Bond. Party B shall have right to claim the insufficiency from Party A.

(Eight)                 If Party A fails to perform its duties in conformity with the Main Contract or any other which results in the possible guarantee liability of Party B, Party B shall have right to disclose or announce such in the news media, and Party B shall not be held liable for any negative effect on reputation of Party A resulting from doing so.

Chapter Six                        Miscellaneous

Article Eighteen      During the performance of this contract, any failure to act or timely to act the rights of Party B shall not be deemed a waiver and will not affect any other rights of Party B under this contract.

Article Nineteen      The acceptance of Party B to Party A’s application of guarantee does not constitute a creditor/debtor relationship absolutely established between Party A and the Creditor. Any liability incurred from that shall not give Party A cause of action against Party B.

Article Twenty        This contract is independent from the Main Contract and the Contract of Guarantee.  The invalidity of the Main Contract or the Contract of Guarantee for any reason shall not have effect on this contract. This contract is still valid.

Article Twenty One         Party A promises any change of address or contact provided in this contract shall be notified to Party B in writing.  Any Party B’s letter forwarded to Party A at the address or through the contact information provided in this contract shall be deem deliverable, with any consequence on Party A.

Article Twenty Two         Any modification to this contract shall be negotiated by and between the parties, reduced to a writing and signed by both parties.

Article Twenty Three      Unless specified otherwise, either party shall not unilaterally rescind the contract after it takes effect.  The recession of this contract shall be negotiated by and between the parties, reduced to a writing and signed by both parties.

Article Twenty Four         Any appendix, modification or supplement of this contract constitute a undividable part to its integrity, and shall have the same legal effect.

Article Twenty Five         Any disputes arising from this contract shall be resolved by friendly negotiation between parties, if failed, either party shall have right to bring a suit in the People of Court where Party B is located.

Article Twenty Six            This contract takes effect as of the day of conditions in the following fulfilled:

(One)                   If Party A is corporate, Party A officially seals.

(Two)                  If Party A is natural person, Party A signs.

(Three)                Party B officially seals.

Article Twenty Seven      This contract has ______ counterparts, with ____copy held by Party A, Party B and registration authority. Each copy has the same legal effect.

Article Twenty Eight        Any issues agreed otherwise are:

______________________________________________________________________________________________________________________________________________
________________________________________________________

(The space below is for signature and seal only, not for text)

Party A :                   /s/ Wang, Lixin                                           (Seal or Signature)
Seal in red               Dalian Heavy Mining Equipment Manufacturing. Co, Ltd
Seal in square         Wang, Lixin Seal
Authorized Agent:                      ________________________________________( signature seal)

Party B :                    /s/ Wang, Feng                                           (Seal or Signature)
Seal in red               Dalian Union-Chuangye Bonding Co, Ltd.
Seal in square         Wang, Feng

Authorized Agent:                      ________________________________________( signature seal)

Date of Signature: January 12, 2010
Place of Signature: Dalian